AMENDMENT NO. 1

AMENDED AND RESTATED

DISTRIBUTION AND SERVICE PLAN

CLASS A SHARES

This AMENDMENT made as of the 24th day of April 2023, (the “Amendment”) to the Distribution and Service Plan (the Plan) is adopted as of June 29, 2020, in accordance with Rule 12b-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”), by USAA Mutual Funds Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), on behalf of the Class A shares, a class of shares of its Funds (individually, a “Fund,” and collectively, the “Funds”) as set forth in Schedule I.

WHEREAS, the Trust wish to enter into this Amendment to the Plan to reflect the name change of the Trust to Victory Portfolios III;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the Trust hereby agrees as follows:

1.Effective April 24, 2023, all references to USAA Mutual Funds Trust in the Agreement shall be replaced with Victory Portfolios III.

2.Schedule A of the Plan is deleted and replaced with Schedule A attached hereto.

3.Except as set forth in this Amendment, the Plan is unaffected and shall continue in full force and effect in accordance with its terms.

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PLAN PURSUANT TO RULE 12B-1

SCHEDULE A

Annual Fee (as a % of the average daily
net assets of the Fund attributable to Class
Name of Fund	A Shares)
Victory Tax Exempt Short-Term Fund	0.25%
Victory Tax Exempt Intermediate-Term Fund	0.25%
Victory Tax Exempt Long-Term Fund	0.25%
Victory New York Bond Fund	0.25%
Victory Virginia Bond Fund	0.25%
Victory California Bond Fund	0.25%
Victory Short-Term Bond Fund	0.25%
Victory Intermediate-Term Bond Fund	0.25%
Victory Government Securities Fund	0.25%
Victory Income Fund	0.25%
Victory High Income Fund	0.25%
Victory Precious Metals and Minerals Fund	0.25%
Victory International Fund	0.25%
Victory Emerging Markets Fund	0.25%
Victory Sustainable World Fund	0.25%
Victory Value Fund	0.25%
Victory Growth & Income Fund	0.25%
Victory Science & Technology Fund	0.25%
Victory Ultra Short-Term Bond Fund	0.25%
Victory Growth and Tax Strategy Fund	0.25%
Victory Nasdaq-100 Index Fund	0.25%

Dated: April 24, 2023

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